AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated as of June 28, 1999 ("Agreement"), is among Hudson United Bancorp. ("HUB"), a New Jersey corporation and registered bank holding company, Hudson United Bank (the "Bank"), a New Jersey state-chartered commercial banking corporation and wholly-owned subsidiary of HUB, Southern Jersey Bancorp of Delaware, Inc., a Delaware corporation and registered bank holding company ("SJBDI"), and Farmers and Merchants National Bank, a national bank and wholly-owned subsidiary of SJBDI ("FAMNB").

                                    RECITALS

                  The respective Boards of Directors of HUB and SJBDI have each determined that it is in the best interests of HUB and SJBDI and their respective shareholders for HUB to acquire SJBDI by merging SJBDI with and into HUB with HUB surviving and SJBDI shareholders receiving the consideration hereinafter set forth. Immediately after the merger of SJBDI into HUB, FAMNB shall be merged with and into the Bank with the Bank surviving.

                  The respective Boards of Directors of SJBDI, HUB, the Bank and FAMNB have each duly adopted and approved this Agreement and the Board of Directors of SJBDI has directed that it be submitted to SJBDI's shareholders for approval.

                  As a condition for HUB to enter into this Agreement, HUB has required that it receive an option on certain authorized but unissued shares of SJBDI Common Stock (as hereinafter defined) and, simultaneously with the execution of this Agreement, SJBDI is issuing an option to HUB (the "HUB Stock Option") to purchase certain shares of the authorized and unissued SJBDI Common Stock subject to the terms and conditions set forth in the Agreement governing the HUB Stock Option (the "HUB Stock Option Agreement").

                  As a condition for SJBDI to enter into this Agreement, SJBDI has required that it receive an put option on certain authorized but unissued shares of SJBDI Common Stock (as hereinafter defined) and, simultaneously with the execution of this Agreement, HUB is issuing a put option to SJBDI (the "SJBDI Put Option") to require HUB to purchase certain shares of the authorized and unissued SJBDI Common Stock subject to the terms and conditions set forth in the Agreement governing the HUB Stock Option Agreement.

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:


                             ARTICLE I - THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), SJBDI shall be merged with and into HUB (the "Merger") in accordance with the New Jersey Business Corporation Act (the "NJBCA") and the Delaware General Corporation Law (the "DGCL") and HUB shall be the surviving corporation (the "Surviving Corporation").

                  1.2. Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of HUB and SJBDI and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of HUB and SJBDI shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of HUB and SJBDI and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of HUB and SJBDI in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of HUB or SJBDI is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of HUB or SJBDI if the Merger had not occurred.

                  1.3. Certificate of Incorporation. As of the Effective Time, the certificate of incorporation of HUB shall be the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.

                  1.4. Bylaws. As of the Effective Time, the Bylaws of HUB shall be the Bylaws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5. Directors and Officers. As of the Effective Time, the directors and officers of HUB shall be the directors and officers of the Surviving Corporation.

                  1.6 Closing, Closing Date and Effective Time. Unless a different date, time and/or place are agreed to by the parties hereto, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, on a date determined by HUB on at least five business days notice (the "Closing Notice") given by HUB to SJBDI, which date (the "Closing Date") shall be not less than seven nor more than 10 business days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). The Closing Notice shall specify the scheduled Closing Date, and shall specify the "Determination Date," which shall be the fifth business day prior to the scheduled Closing Date. Simultaneous with or immediately following the Closing, HUB and SJBDI shall cause to be filed certificates of merger, in form and substance satisfactory to HUB and SJBDI, with the Department of the Treasury, State of New Jersey (the "New Jersey Certificate of Merger") and with the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger" and, together with the New Jersey Certificate of Merger, the
"Certificates of Merger"). The Certificates of Merger shall specify the "Effective Time" of the Merger, which Effective Time shall be a date and time following the Closing agreed to by HUB and SJBDI (which date and time the parties currently anticipate will be the close of business on the Closing Date). In the event the parties fail to specify the date and time in the Certificates of Merger, the Merger shall become effective upon (and the "Effective Time" shall be) the time of the filing of the later of the two Certificates of Merger.


                  1.7 The Bank Merger. Immediately following the Effective Time, FAMNB shall be then merged with and into the Bank (the "Bank Merger") in accordance with the provisions of the New Jersey Banking Act of 1948, as amended (the "Banking Act") and applicable federal law. In the Bank Merger, the Bank shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of FAMNB shall cease and the Surviving Bank shall be considered the same business and corporate entity as FAMNB and the Bank and all of the property, rights, privileges, powers and franchises of FAMNB and the Bank shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of FAMNB and the Bank and shall have succeeded to all or each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank Merger, the certificate of incorporation and Bylaws of the Bank shall be the certificate of incorporation and Bylaws of the Surviving Bank and the officers and directors of the Bank shall be the officers and directors of the Surviving Bank. Following the execution of this Agreement, FAMNB and the Bank shall execute and deliver a merger agreement (the "Bank Merger Agreement"), in form and substance reasonably satisfactory to the parties hereto, as substantially set forth in Exhibit 1.7 hereto, for delivery to the Commissioner of the New Jersey Department of Banking and Insurance (the "Department"), the Federal Deposit Insurance Corporation (the "FDIC") and the Office of the Comptroller of the Currency (the "OCC") for approval of the Bank Merger.

                     ARTICLE II - CONVERSION OF SJBDI SHARES

                  2.1. Conversion of SJBDI Common Stock. Each share of common stock, par value $1.67 per share, of SJBDI ("SJBDI Common Stock"), issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

                           (a) Exchange of Common Stock; Exchange Ratio. Subject
to the provisions of this Section 2.1, each share of SJBDI Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall be converted at the Effective Time into the right to receive 1.26 shares (the "Exchange Ratio") of Common Stock, no par value, of HUB ("HUB Common Stock") subject to adjustment as provided in Section 2.1(c) and subject to the payment of cash in lieu of fractional shares in accordance with Section 2.2(e).

                           (b)  Cancellation  of SJBDI  Certificates.  After the
Effective Time, all such shares of SJBDI Common Stock (other than those canceled pursuant to Section 2.1(d)) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than those canceled pursuant to Section 2.1(d)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of SJBDI Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of SJBDI Common Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of SJBDI Common Stock (other than those canceled pursuant to Section 2.1(d)) shall be exchanged for certificates evidencing shares of HUB Common Stock issued pursuant to this
Article II, upon the  surrender of such  certificates  in  accordance  with this
Article II. No fractional shares of HUB Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

                           (c) Capital  Changes.  If between the date hereof and
the Effective Time the outstanding shares of HUB Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares (a "Capital Change"), the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares.

                           (d) Excluded Shares. All shares of SJBDI Common Stock
held by SJBDI in its treasury or owned by HUB or by any of HUB's wholly-owned subsidiaries (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time ("Excluded Shares") shall be canceled.

                  2.2.  Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, HUB shall deposit, or shall cause to be deposited, with Hudson United Bank, Trust Department or another bank or trust company designated by HUB and reasonably acceptable to SJBDI (the "Exchange Agent"), for the benefit of the holders of shares of SJBDI Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of HUB Common Stock and cash in such amount such that the Exchange Agent possesses such number of shares of HUB Common Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by HUB pursuant to the provisions of this Article II (such certificates for shares of HUB Common Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the HUB Common Stock and cash out of the Exchange Fund in accordance with Sections 2.1 and 2.2(b). Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As soon as reasonably practicable either before or after the Effective Time, but in any event no later than five business days after the Effective Time, HUB will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of SJBDI Common Stock (the "Certificates"), (i) a letter of transmittal (the form and substance of which is reasonably agreed to by HUB and SJBDI prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall have such other provisions as HUB may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates evidencing shares of HUB Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (x) certificates evidencing that number of whole shares of HUB Common Stock which such holder has the right to receive in respect of the shares of SJBDI Common Stock formerly evidenced by such Certificate in accordance with Section 2.1 and (y) cash in lieu of fractional shares of HUB Common Stock to which such holder may be entitled pursuant to Section 2.2(e) (the shares of HUB Common Stock and cash described in clauses (x) and (y) being collectively referred to as the "Merger Consideration") and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of SJBDI Common Stock which is not registered in the transfer records of SJBDI, a certificate evidencing the proper number of shares of HUB Common Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of SJBDI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

                  (c) Distributions with Respect to Unexchanged Shares of HUB Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to HUB Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HUB Common Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate (or a suitable affidavit of loss and customary bond). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of HUB Common Stock issued in exchange therefor, without interest, (i) promptly, the Merger Consideration to which such holder is entitled pursuant to Section 2.2(b) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to the shares of HUB Common Stock to which such holder is entitled, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of HUB Common Stock.

                  (d) No Further Rights in SJBDI Common Stock. All shares of HUB Common Stock issued and cash paid upon conversion of the shares of SJBDI Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of SJBDI Common Stock.

                  (e) No Fractional Shares; Median Pre-Closing Price. No certificates or scrip evidencing fractional shares of HUB Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of HUB. Cash shall be paid in lieu of fractional shares of HUB Common Stock, based upon the Median Pre-Closing Price of the HUB Common Stock on the Closing Date. The "Median Pre-Closing Price" shall be determined by taking the price half-way between the Closing Prices left after discarding the four lowest and four highest Closing Prices in the 10 consecutive trading day period which ends on (and includes) the Determination Date. The "Closing Price" shall mean the closing price of HUB Common Stock as supplied by the New York Stock Exchange and published in The Wall Street Journal. A "trading day" shall mean a day for which a Closing Price is so supplied and published. (The New York Stock Exchange, or such other national securities exchange on which HUB Common Stock may be traded after the date hereof, is referred to herein as the "NYSE")

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of SJBDI Common Stock for two years after the Effective Time shall be delivered to HUB, upon demand, and any holders of SJBDI Common Stock who have not theretofore complied with this
Article II shall thereafter look only to HUB for, and HUB will provide, the Merger Consideration, dividends and distributions to which they are entitled.

                  (g) No Liability. Neither HUB, the Bank nor the Exchange Agent shall be liable to any holder of shares of SJBDI Common Stock for any such shares of HUB Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Withholding Rights. HUB shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of SJBDI Common Stock, the minimum amounts (if any) that HUB is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUB, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of SJBDI Common Stock in respect of which such deduction and withholding was made by HUB.

                  2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of SJBDI shall be closed and there shall be no further registration of transfers of shares of SJBDI Common Stock thereafter on the records of SJBDI. On or after the Effective Time, any Certificates presented to the Exchange Agent or HUB for transfer shall be converted into the Merger Consideration.

                  2.4. SJBDI Stock Options. Other than the HUB Stock Option, all options which may be exercised for issuance of SJBDI Common Stock (each, a "Stock Option" and collectively the "Stock Options") are described in the SJBDI Disclosure Schedule and are issued and outstanding pursuant to the Stock Option and Stock Appreciation Plans adopted on March 25, 1993 and December 8, 1994 (collectively, the "SJBDI Stock Option Plan") and the agreements pursuant to which such Stock Options were granted (each, an "Option Grant Agreement"). HUB acknowledges and agrees to honor the provisions of the SJBDI Stock Option Plan and the Option Grant Agreements, including those relating to vesting and conversion in connection with a change in control of SJBDI. Each Stock Option outstanding at the Effective Time shall be converted into the right to receive immediately after the Effective Time a number of whole shares of HUB Common Stock equal to the positive number (or zero, if the result is negative) determined by (x) subtracting (i) the aggregate exercise price for the Stock Option from (ii) the product determined by multiplying (A) the number of shares of SJBDI Common Stock covered by the Stock Option, times (B) the Exchange Ratio, times (C) the Closing Price, and (y) dividing the resulting number by the Closing Price. No fractional shares of HUB Common Stock shall be issued pursuant to this Section 2.4 and in lieu thereof, each optionee who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Closing Price.


              ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SJBDI

                  References herein to "SJBDI Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by SJBDI to HUB. SJBDI hereby represents and warrants to HUB as follows:

                  3.1.  Corporate Organization.

                  (a) SJBDI is a corporation duly organized and validly existing under the laws of the State of Delaware. SJBDI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries (as defined below), taken as a whole. SJBDI is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

                  (b) Each SJBDI Subsidiary and its jurisdiction of incorporation is listed in the SJBDI Disclosure Schedule. For purposes of this Agreement, the term "SJBDI Subsidiary" means any corporation, partnership, joint venture or other legal entity in which SJBDI, directly or indirectly, owns at least a 50% stock or other equity interest or for which SJBDI, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "SJBDI Subsidiary" shall include any entity which was a SJBDI Subsidiary at any time during such period. The term "SJBDI Subsidiary" shall not include any entity in which SJBDI's equity interest was acquired pursuant to a debt previously contracted. FAMNB is a national bank duly organized and validly existing in stock form under the laws of the United States. All eligible accounts of depositors issued by FAMNB are insured by the Bank Insurance Fund of the FDIC (the "BIF") to the fullest extent permitted by law. Each SJBDI Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries, taken as a whole.

                  (c) The SJBDI Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws, as in effect on the date hereof, of SJBDI and each SJBDI Subsidiary. Except as set forth in Disclosure
Schedule 3.1(b), FAMNB and SJBDI do not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

                  3.2. Capitalization. The authorized capital stock of SJBDI consists of 5,000,000 shares of SJBDI Common Stock, $1.67 par value, and 500,000 shares of SJBDI preferred stock, no par value ("SJBDI Preferred Stock"). As of June 27, 1999, there were 1,307,683 shares of SJBDI Common Stock issued and outstanding, including 179,602 treasury shares. As of June 27, 1999, there were 75,480 shares of SJBDI Common Stock issuable upon exercise of outstanding stock options. No SJBDI Preferred Stock has been issued or is outstanding. The SJBDI Disclosure Schedule contains (i) a list of all Stock Options, their strike prices and expiration dates, and (ii) true and complete copies of the SJBDI Stock Option Plan and a specimen of each form of Option Grant Agreement pursuant to which any outstanding Stock Option was granted, including a list of each outstanding Stock Option issued pursuant thereto. All Stock Options will be fully vested on the Closing Date, in each case in accordance with the terms of the SJBDI Stock Option Plan and Option Grant Agreements pursuant to which such Stock Options were granted. All issued and outstanding shares of SJBDI Common Stock, and all issued and outstanding shares of capital stock of each SJBDI Subsidiary, have been duly authorized and validly issued, are fully paid, nonassessable (other than pursuant to federal law), and free of preemptive rights and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties imposed by SJBDI or any SJBDI Subsidiary. Except for the Stock Options listed on the SJBDI Disclosure Schedule and the HUB Stock Option and the SJBDI Put Option, neither SJBDI nor FAMNB has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of SJBDI or FAMNB or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares; there are no agreements or understandings with respect to voting of any such shares as to which SJBDI or FAMNB is a party, and, to the knowledge of SJBDI, there are no other agreements or understandings with respect to voting of any such shares.

                  3.3.  Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by all applicable regulatory authorities and by the shareholders of SJBDI, and except as set forth in the SJBDI Disclosure Schedule, SJBDI and FAMNB have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the directors of SJBDI and FAMNB in accordance with their respective Certificates or Articles of Incorporation and Bylaws and applicable laws and regulations. Except for such approvals, no other corporate proceedings not otherwise contemplated hereby on the part of SJBDI or FAMNB are necessary to consummate the transactions so contemplated. Without limiting the foregoing, the SJBDI Board of Directors has taken all actions necessary so that the transactions contemplated hereby will not be adversely affected by SJBDI's Shareholder Rights Agreement dated November 30, 1989, as amended (the "SJBDI Shareholder Rights Plan"). This Agreement has been duly and validly executed and delivered by SJBDI and FAMNB, and constitutes a valid and binding obligation of each of SJBDI and FAMNB, enforceable against SJBDI and FAMNB in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of national banks or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the  execution  and delivery of this  Agreement by
SJBDI or FAMNB, nor the consummation by SJBDI or FAMNB of the transactions contemplated hereby in accordance with the terms hereof, or compliance by SJBDI or FAMNB with any of the terms or provisions hereof, will (i) violate any provision of SJBDI's or FAMNB' Certificate or Articles of Incorporation or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SJBDI, FAMNB or any of their respective properties or assets, or (iii) except as set forth in the SJBDI Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of SJBDI or FAMNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SJBDI or FAMNB is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the Federal Reserve System (the "FRB"), the FDIC, the Department, the OCC, the New Jersey Department of Environmental Protection (the "DEP") (if required), the Securities and Exchange Commission (the "SEC"), and the shareholders of SJBDI, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of SJBDI or FAMNB in connection with (x) the execution and delivery by SJBDI of this Agreement and (y) the consummation by SJBDI of the Merger, and the consummation by SJBDI and FAMNB of the other transactions contemplated hereby, except (i) such as are listed in the SJBDI Disclosure Schedule and (ii) such as individually or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries taken as a whole or prevent or materially delay the consummation of the transactions contemplated hereby. To the knowledge of SJBDI, no fact or condition exists which SJBDI has reason to believe will prevent it and FAMNB from obtaining the aforementioned consents and approvals.

                  3.4.  Financial Statements; Reserves.

                  (a) The SJBDI Disclosure Schedule sets forth copies of the consolidated statements of financial condition of SJBDI as of December 31, 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1996 through 1998, in each case accompanied by the audit report of Athey & Company, Certified Public Accountants, Professional Association, independent public accountants with respect to SJBDI ("Athey & Co."), and the unaudited consolidated statement of condition of SJBDI as of March 31, 1999 and the related unaudited consolidated statements of income and cash flows for the three months ended March 31, 1998 and 1999, as reported in SJBDI's Quarterly Report on Form 10-Q, filed with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act") (collectively, the "SJBDI Financial Statements"). In the opinion of the management of SJBDI and its accountants, as of December 31, 1998, the allowance for loan losses in the SJBDI Financial Statements was adequate pursuant to generally accepted accounting principles ("GAAP") (consistently applied), and the methodology used to compute the loan loss reserve complies in all material respects with GAAP (consistently applied) and all applicable policies of the OCC. In the opinion of the management of SJBDI and its accountants, as of December 31, 1998, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the SJBDI Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP (consistently applied) and all applicable policies of the OCC. In all other respects, the SJBDI Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial condition of SJBDI as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows fairly present the results of the consolidated operations, changes in shareholders' equity and cash flows of SJBDI for the respective periods set forth therein.

                  (b) The books and records of SJBDI and all of the SJBDI Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the SJBDI Financial Statements (including the notes thereto), as of December 31, 1998, neither SJBDI nor any SJBDI Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries, taken as a whole which were required by GAAP (consistently applied) to be disclosed in SJBDI's consolidated statement of condition as of December 31, 1998 or the notes thereto. Since December 31, 1998, neither SJBDI nor any SJBDI Subsidiary has incurred any liabilities except in the ordinary course of business and consistent with past business practice, except as related to the transactions contemplated by this Agreement or except as set forth in the SJBDI Disclosure Schedule.

                  3.5.  Broker's and Other Fees.  Except as set forth on Section
3.5 of the SJBDI Disclosure Schedule, neither SJBDI nor the SJBDI Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Other than as set forth on Section 3.5 of the SJBDI Disclosure Schedule, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by SJBDI or the SJBDI Subsidiaries.

                  3.6.  Absence of Certain Changes or Events.

                  (a) Except as disclosed in the SJBDI Disclosure Schedule, there has not been any SJBDI Material Adverse Change (as hereinafter defined) since December 31, 1998 and to the knowledge of SJBDI, no fact or condition exists which SJBDI believes will cause such a SJBDI Material Adverse Change in the future. "SJBDI Material Adverse Change" means any change which is material and adverse to the consolidated financial condition, results of operations, business or assets of SJBDI and the SJBDI Subsidiaries taken as a whole, other than (i) a change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, (ii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iii) payments to executive officers or other employees of SJBDI or FAMNB pursuant to agreements or arrangements with such persons, which agreements or arrangements are included in the SJBDI Disclosure Schedule, or (iv) actions or omissions of SJBDI or any SJBDI Subsidiary either specifically permitted by this Agreement or taken with the prior written consent of HUB in contemplation of the transactions contemplated hereby (including without limitation any actions taken by SJBDI or FAMNB pursuant to Section 5.15 of this Agreement).

                  (b) Except as set forth in the SJBDI Disclosure Schedule, neither SJBDI nor any SJBDI Subsidiary has taken or permitted to be taken any of the actions set forth in Section 5.2 hereof between December 31, 1998 and the date hereof and, except for execution of this Agreement, and the other documents contemplated hereby, SJBDI and each SJBDI Subsidiary has conducted their respective businesses only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the SJBDI Disclosure Schedule, and except for ordinary routine litigation incidental to the business of SJBDI and the SJBDI Subsidiaries, neither SJBDI nor any SJBDI Subsidiary is a party to any, and there are no pending or, to the knowledge of SJBDI, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against SJBDI or any SJBDI Subsidiary which, if decided adversely to SJBDI or any SJBDI Subsidiary, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries taken as a whole. Except as disclosed in the SJBDI Disclosure Schedule, neither SJBDI nor any SJBDI Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to SJBDI or such SJBDI Subsidiary.

                  3.8.  Taxes and Tax Returns.

                  (a) SJBDI and each SJBDI Subsidiary has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUB in writing) or against which reserves have been established. SJBDI and each SJBDI Subsidiary has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of SJBDI or such SJBDI Subsidiary through such date. None of the federal or state income tax returns of SJBDI or any SJBDI Subsidiary have been examined by the Internal Revenue Service (the "IRS") or the New Jersey or Delaware Divisions of Taxation within the past six years. To the knowledge of SJBDI, except as disclosed in the SJBDI Disclosure Schedule, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon SJBDI or any SJBDI Subsidiary, nor has SJBDI or any SJBDI Subsidiary given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as disclosed in the SJBDI Disclosure Schedule, neither SJBDI nor any SJBDI Subsidiary (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by SJBDI or such SJBDI Subsidiary (nor, to the knowledge of SJBDI, has the IRS proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (c) Except as set forth in Note 13 to the 1998 SJBDI Financial
Statements,   neither  SJBDI  nor  any  SJBDI   Subsidiary   has  any  tax  loss
carryforwards.

                  3.9.  Employee Benefit Plans.

                  (a) Except as set forth on the SJBDI Disclosure Schedule, neither SJBDI nor any SJBDI Subsidiary maintains or contributes to any "employee pension benefit plan" (the "SJBDI Pension Plans") within the meaning of such term in Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "SJBDI Welfare Plans") within the meaning of such term in Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither SJBDI nor any SJBDI Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," within the meaning of Section 3(37) of ERISA.

                  (b) SJBDI has previously delivered to HUB, and included in the
SJBDI Disclosure Schedule, a complete and accurate copy of each of the following with respect to each of the SJBDI Pension Plans and SJBDI Welfare Plans, if any:
(i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) The present value of all accrued benefits, both vested and non-vested, under each of the SJBDI Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such SJBDI Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the knowledge of SJBDI, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                  (d) During the last six years, the Pension Benefit Guaranty Corporation ("PBGC") has not asserted any claim for liability against SJBDI or any SJBDI Subsidiary which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each SJBDI Pension Plan have been paid. All contributions required to be made to each SJBDI Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of SJBDI which have not been paid have been properly recorded on the books of SJBDI .

                  (f) Except as disclosed in the SJBDI Disclosure Schedule, each of the SJBDI Pension Plans, SJBDI Welfare Plans and each other employee benefit plan and arrangement identified on the SJBDI Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the SJBDI Disclosure Schedule, if SJBDI maintains any SJBDI Pension Plan, SJBDI has received or applied for a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and (to the extent it mandates currently applicable requirements) subsequent legislation, and SJBDI is not aware of any fact or circumstance which would disqualify any plan.

                  (g) To the knowledge of SJBDI, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any SJBDI Welfare Plan or SJBDI Pension Plan that would result in any material tax or penalty for SJBDI or any SJBDI Subsidiary.

                  (h) No SJBDI Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any SJBDI Pension Plan.

                  (i) No "accumulated funding deficiency," within the meaning of
Section 412 of the Code,  has been  incurred  with respect to any SJBDI  Pension
Plan.

                  (j) There are no material pending, or, to the knowledge of SJBDI, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the SJBDI Pension Plans or the SJBDI Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the SJBDI Disclosure Schedule.

                  (k) Except as disclosed in the SJBDI Disclosure Schedule, no SJBDI Pension Plan or SJBDI Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law or pursuant to conversion or continuation rights set out in such Plan or an insurance policy providing benefits thereunder, or (ii) death benefits under any SJBDI Pension Plan.

                  (l) Except with respect to customary health, life and disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the SJBDI Financial Statements and established in accordance with GAAP.

                  (m) With respect to each SJBDI Pension Plan and SJBDI Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of SJBDI or any SJBDI Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  (n) Except (i) for payments and other benefits due pursuant to the employment agreements included within the SJBDI Disclosure Schedule, and
(ii) as set forth in the SJBDI Disclosure Schedule, or as expressly agreed to by HUB in writing either pursuant to this Agreement or otherwise, or as required by law, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee of SJBDI or any SJBDI Subsidiary to severance pay, unemployment compensation or any similar payment, or (y) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any SJBDI Pension Plan or SJBDI Welfare Plan.

                  (o) Except for the SJBDI Pension Plans and the SJBDI Welfare Plans, and except as set forth on the SJBDI Disclosure Schedule, SJBDI has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of SJBDI or any SJBDI Subsidiary or any predecessor of any thereof. The SJBDI Disclosure Schedule sets forth: (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                  (p) Except as set forth in the SJBDI Disclosure Schedule, SJBDI does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The SJBDI Disclosure Schedule lists each such insurance policy and includes a copy of each agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the knowledge of SJBDI, neither SJBDI nor any SJBDI Pension Plan or SJBDI Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  (q) Except as set forth in the SJBDI Disclosure Schedule, SJBDI does not maintain any retirement plan or retiree medical plan or arrangement for directors. The SJBDI Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

                  3.10.  Reports.

                  (a) The SJBDI Disclosure Schedule lists, and as to item (i) below SJBDI has previously delivered to HUB a complete copy of, each (i) final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement filed by SJBDI since January 1, 1997 pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the 1934 Act and (ii) communication (other than general advertising materials and press releases) mailed by SJBDI to its shareholders as a class since January 1, 1997, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

                  (b) Since January 1, 1997, (i) SJBDI has filed all reports that it was required to file with the SEC under the 1934 Act, and (ii) SJBDI and FAMNB each has duly filed all material forms, reports and documents which it was required to file with each agency charged with regulating any aspect of its business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, SJBDI promptly will deliver or make available to HUB accurate and complete copies of such reports. As of their respective dates, each such form, report, or document, and each such final registration statement, prospectus, annual, quarterly or current report, definitive proxy statement or communication, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The SJBDI Disclosure Schedule lists the dates of all examinations of SJBDI or FAMNB conducted by either the FRB, the OCC or the FDIC since January 1, 1997 and the dates of any responses thereto submitted by SJBDI or FAMNB.

                  3.11. SJBDI and FAMNB Information. The information relating to SJBDI and FAMNB (unless objected to by SJBDI), this Agreement, and the transactions contemplated hereby (except for information relating solely to HUB) to be contained in the Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof) to be delivered to shareholders of SJBDI in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement-Prospectus is mailed to shareholders of SJBDI, and up to and including the date of the meeting of shareholders to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12. Compliance with Applicable Law. Except as set forth in the SJBDI Disclosure Schedule, SJBDI and each SJBDI Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to SJBDI or such SJBDI Subsidiary (including, without limitation, consumer, community and fair lending laws) (other than where the failure to have a
license,   franchise,   permit  or   authorization  or  where  such  default  or
noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries taken as a whole) and SJBDI has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13.  Certain Contracts.

                  (a) Except for plans referenced in Section 3.9 and disclosed in the SJBDI Disclosure Schedule, (i) neither SJBDI nor any SJBDI Subsidiary is a party to or bound by any written contract or any understanding with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from SJBDI or any SJBDI Subsidiary to any officer, employee, director or consultant thereof. The SJBDI Disclosure Schedule sets forth true and correct copies of all severance or employment agreements with officers, directors, employees, agents or consultants to which SJBDI or any SJBDI Subsidiary is a party.

                  (b) Except as disclosed in the SJBDI Disclosure Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued by FAMNB in the ordinary course of business, (i) as of the date of this Agreement, neither SJBDI nor any SJBDI Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which SJBDI or any SJBDI Subsidiary is a party or by which either of them is bound limits the freedom of SJBDI or any SJBDI Subsidiary to compete in any line of business or with any person, and (iii) neither SJBDI nor any SJBDI Subsidiary is a party to any collective bargaining agreement.

                  (c) Except as disclosed in the SJBDI Disclosure Schedule, neither SJBDI nor any SJBDI Subsidiary or, to the knowledge of SJBDI, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which FAMNB is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries, taken as a whole.

                  3.14.  Properties and Insurance.

                  (a) Except as set forth in the SJBDI Disclosure Schedule, SJBDI or a SJBDI Subsidiary has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in SJBDI's consolidated balance sheet as of December 31, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since December 31, 1998 either (A) to third parties in arms' length transactions or (B) to insiders or to directors or officers of SJBDI pursuant to the approval of the board of directors of SJBDI and for fair value), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of SJBDI and the SJBDI Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUB prior to the date hereof. Except as affected by the transactions contemplated hereby, SJBDI or a SJBDI Subsidiary as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by SJBDI and such SJBDI Subsidiaries in all material respects as presently occupied, used, possessed and controlled by SJBDI and SJBDI Subsidiaries.

                  (b) Except as set forth in the SJBDI Disclosure Schedule, the business operations and all insurable properties and assets of SJBDI and each SJBDI Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the management of SJBDI, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of SJBDI adequate for the business engaged in by SJBDI and the SJBDI Subsidiaries. As of the date hereof, neither SJBDI nor any SJBDI Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The SJBDI Disclosure Schedule sets forth in summary form a list of all insurance policies of SJBDI and the SJBDI Subsidiaries.

                  3.15. Minute Books. The minute books of SJBDI and the SJBDI Subsidiaries contain records of all meetings and other corporate action held of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

                  3.16. Environmental Matters. Except as set forth in the SJBDI Disclosure Schedule:

                  (a) Neither SJBDI nor any SJBDI Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that SJBDI or such SJBDI Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries taken as a whole. SJBDI has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by SJBDI or any SJBDI Subsidiary, as OREO or otherwise, or owned or controlled by SJBDI or any SJBDI Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time is reasonably likely to violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries, taken as a whole.

                  (b) SJBDI has no knowledge that any of the Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of SJBDI and the SJBDI Subsidiaries taken as a whole.

                  (c) To the knowledge of SJBDI, SJBDI, each SJBDI Subsidiary and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which would not have a material adverse effect upon the operations that require the permit or registration.

                  (d) To the knowledge of SJBDI, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by SJBDI or any SJBDI Subsidiary.

                  3.17. No Parachute Payments. No officer, director, employee or agent (or former officer, director, employee or agent) of SJBDI or any SJBDI Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from SJBDI, a SJBDI Subsidiary, HUB or any HUB Subsidiary which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.

                  3.18. Agreements with Bank Regulators.  Except as disclosed in
Section 3.18 in the SJBDI Disclosure Schedule, neither SJBDI nor any SJBDI Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to HUB by SJBDI prior to the date of this Agreement, nor has SJBDI been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to HUB by SJBDI prior to the date of this Agreement. Except as disclosed in Section 3.18 in the SJBDI Disclosure Schedule, neither SJBDI nor any SJBDI Subsidiary is required by
Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to HUB by SJBDI prior to the date of this Agreement.

                  3.19. Year 2000 Compliance. SJBDI and the SJBDI Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by SJBDI and the SJBDI Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and, except as set forth in the SJBDI Disclosure Schedule, SJBDI does not expect the future cost of addressing such issues to be material. Neither SJBDI nor any SJBDI Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  3.20. Accounting for the Merger: Reorganization. As of the date hereof, after reviewing the terms of this Agreement, the stock repurchases by HUB and SJBDI, and the employee benefit plans of SJBDI and FAMNB with SJBDI's independent auditors, SJBDI does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests accounting treatment under GAAP, or (ii) as a reorganization under Section 368(a) of the Code.

                  3.21.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


               ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUB

                  References herein to the "HUB Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by HUB to SJBDI. HUB hereby represents and warrants to SJBDI as follows:

                  4.1.  Corporate Organization.

                  (a) HUB is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. HUB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUB and the HUB Subsidiaries (defined below), taken as a whole. HUB is registered as a bank holding company under the BHCA.

                  (b) Each HUB Subsidiary is listed in the HUB Disclosure Schedule. For purposes of this Agreement, the term "HUB Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HUB directly or indirectly, owns at least a 50% stock or other equity interest or for which HUB, directly or indirectly, acts as a general partner provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "HUB Subsidiary" shall include any entity which was an HUB Subsidiary at any time during such period. Each HUB Subsidiary is duly organized and validly existing under the laws of the jurisdiction of its incorporation. The Bank is a state-chartered commercial banking corporation duly organized and validly existing under the laws of the State of New Jersey. All eligible accounts of depositors issued by the BIF to the fullest extent permitted by law. Each HUB Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, operations, assets or financial condition of HUB and the HUB Subsidiaries, taken as a whole. The HUB Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of HUB as in effect on the date hereof.

                  4.2. Capitalization. The authorized capital stock of HUB consists of 54,636,350 common shares, no par value ("HUB Common Stock"), and 10,609,000 shares of preferred stock ("HUB Authorized Preferred Stock"). As of May 31, 1999, there were 40,633,204 shares of HUB Common Stock issued and 39,998,576 outstanding, and 634,628 shares of treasury stock, and no shares of HUB Authorized Preferred Stock outstanding. Except as described in the HUB Disclosure Schedule, there are no shares of HUB Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of HUB Common Stock and HUB Authorized Preferred Stock, and all issued and outstanding shares of capital stock of HUB's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of the HUB Subsidiaries are owned by HUB free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except as described in the HUB Disclosure Schedule, neither HUB nor any HUB Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUB or any HUB Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3.  Authority; No Violation.

                  (a) Subject to the receipt of all necessary governmental approvals, HUB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HUB in accordance with its Certificate of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUB are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUB and constitutes a valid and binding obligation of HUB, enforceable against HUB in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution or delivery of this Agreement by HUB and the Bank, nor the consummation by HUB and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUB and the Bank with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or Bylaws of HUB or the Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUB, any HUB Subsidiary, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HUB or any HUB Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUB is a party, or by which it or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operation, assets or financial condition of HUB and the HUB Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the FRB, the OCC, the Department, the SEC, or the Department of Treasury, State of New Jersey, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUB in connection with (x) the execution and delivery by HUB of this Agreement, and (y) the consummation by HUB of the Merger and the other transactions contemplated hereby, except such as are listed in the HUB Disclosure Schedule or in the aggregate will not (if not obtained) have a material adverse effect on the business, operation, assets or financial condition of HUB and the HUB Subsidiaries, taken as a whole. To the knowledge of HUB, no fact or condition exists which HUB has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.4.  Financial Statements.

                  (a) The HUB Disclosure Schedule sets forth copies of the consolidated statements of financial condition of HUB as of December 31, 1997 and 1998, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1996 through 1998, in each case accompanied by the audit report of Arthur Andersen, LLP, independent public accountants with respect to HUB ("Arthur Andersen"), and the unaudited consolidated statement of condition of HUB as of March 31, 1999 and the related unaudited consolidated statements of income and cash flows for the three months ended March 31, 1998 and 1999, as reported in HUB's Quarterly Report on Form 10-Q, filed with the SEC under the Securities Exchange Act of 1934, as amended ("1934 Act") (collectively, the "HUB Financial Statements"). The HUB Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUB as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of HUB for the respective fiscal periods set forth therein.

                  (b) The books and records of HUB and the HUB Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the HUB Financial Statements (including the notes thereto), as of December 31, 1998 neither HUB nor any of the HUB Subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUB or any of the HUB Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUB's consolidated statement of condition as of December 31, 1998 or the notes thereto. Except for the transactions contemplated by this Agreement, and any other proposed acquisitions by HUB reflected in any Form 8-K filed by HUB with the SEC since December 31, 1998, neither HUB nor any HUB Subsidiary has incurred any liabilities since December 31, 1998 except in the ordinary course of business and consistent with past practice (including for other pending or contemplated acquisitions).

                  4.5. Broker's and Other Fees. Neither HUB nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any HUB Material Adverse Change since December 31, 1998 and to the knowledge of HUB, no facts or condition exists which HUB believes will cause a HUB Material Adverse Change in the future. "HUB Material Adverse Change" means any change which is material and adverse to the consolidated financial condition, results of operations, business or assets of HUB and the HUB Subsidiaries taken as a whole, other than (i) a change in the value of the respective investment and loan portfolios of HUB and the HUB Subsidiaries as the result of a change in interest rates generally, (ii) a change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, (iii) reasonable expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iv) changes resulting from acquisitions by HUB or any HUB Subsidiary pending on the date hereof or known to SJBDI, or (v) the entry, after the date hereof, by HUB or any HUB Subsidiary into an agreement to acquire another entity.

                  4.7 Legal Proceedings. Except as disclosed in the HUB Disclosure Schedule, and except for ordinary routine litigation incidental to the business of HUB or any HUB Subsidiaries, neither HUB nor any HUB Subsidiary is a party to any, and there are no pending or, to the knowledge of HUB, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HUB or any of its Subsidiaries which, if decided adversely to HUB or any HUB Subsidiaries, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of HUB and the HUB Subsidiaries, taken as a whole. Except as disclosed in the HUB Disclosure Schedule, neither HUB nor any HUB Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HUB and the HUB Subsidiaries, taken as a whole.

                  4.8 Reports. Since January 1, 1997, HUB has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by HUB with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1997, HUB and each HUB Subsidiary has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case which was correct in all material respects.

                  4.9 HUB Information. The information relating to HUB and the HUB Subsidiaries (including, without limitation, information regarding other transactions which HUB is required to disclose), this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement-Prospectus, and up to and including the date of the meeting of stockholders of SJBDI to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

                  4.10 Compliance With Applicable Law. Except as set forth in the HUB Disclosure Schedule, each of HUB and HUB's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HUB or HUB's Subsidiaries (including without limitation consumer, community and fair lending laws) (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of HUB and HUB's Subsidiaries taken as a whole) and HUB has not received notice of violation of, and does not know of any violations of, any of the above.

                  4.11 Funding and Capital Adequacy. At the Effective Time, after giving pro forma effect to the Merger and any other acquisition which HUB or the HUB Subsidiaries have agreed to consummate, HUB will be deemed "well capitalized" under prompt corrective action regulatory capital requirements.

                  4.12 HUB Common Stock. As of the date hereof, HUB has available and reserved shares of HUB Common Stock sufficient for issuance pursuant to the Merger. The HUB Common Stock to be issued hereunder pursuant to the Merger, when so issued, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through HUB, with no personal liability attaching to the ownership thereof. The HUB Common Stock to be issued hereunder pursuant to the Merger, when so issued, will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations, and will be approved or listed for trading on the NYSE.

                  4.13 Agreements with Bank Regulators. Except as set forth in the HUB Disclosure Schedule, neither HUB nor any HUB Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has HUB been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Except as set forth in the HUB Disclosure Schedule, neither HUB nor any HUB Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

                  4.14     Taxes and Tax Returns.

                  (a) HUB and the HUB Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to SJBDI in writing) or against which reserves have been established. HUB and the HUB Subsidiaries have established on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HUB through such date. The HUB Disclosure Schedule identifies the federal income tax returns of HUB and the HUB Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The HUB Disclosure Schedule identifies the applicable state income tax returns of HUB and the HUB Subsidiaries which have been examined by the applicable authorities. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of HUB, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HUB or the HUB Subsidiaries, nor has HUB or the HUB Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                  (b) Except as set forth in the HUB Disclosure Schedule, neither HUB nor any HUB Subsidiary (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by HUB or the HUB Subsidiaries (nor does HUB have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.15     Employee Benefit Plans.

                  (a) Except as set forth on the HUB Disclosure Schedule, neither HUB nor any HUB Subsidiary maintains or contributes to any "employee pension benefit plan" (the "HUB Pension Plans") within the meaning of such term in Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "HUB Welfare Plans") within the meaning of such term in Section 3(1) of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither HUB nor any HUB Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," within the meaning of Section 3(37) of ERISA.

                  (b) HUB has previously delivered to SJBDI, and included in the HUB Disclosure Schedule, a complete and accurate copy of each of the following with respect to each of the HUB Pension Plans and HUB Welfare Plans, if any: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) The present value of all accrued benefits, both vested and non-vested, under each of the HUB Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such HUB Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of HUB' knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                  (d) During the last six years, the Pension Benefit Guaranty Corporation ("PBGC") has not asserted any claim for liability against HUB or any HUB Subsidiary which has not been paid in full.

                  (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each HUB Pension Plan have been paid. All contributions required to be made to each HUB Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HUB which have not been paid have been properly recorded on the books of HUB .

                  (f) Except as disclosed in the HUB Disclosure Schedule, each of the HUB Pension Plans, HUB Welfare Plans and each other employee benefit plan and arrangement identified on the HUB Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the HUB Disclosure Schedule, if HUB maintains any HUB Pension Plan, HUB has received or applied for a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and (to the extent it mandates currently applicable requirements) subsequent legislation, and HUB is not aware of any fact or circumstance which would disqualify any plan.

                  (g) To the best knowledge of HUB, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any HUB Welfare Plan or HUB Pension Plan that would result in any material tax or penalty for HUB or any HUB Subsidiary.

                  (h) No HUB Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any HUB Pension Plan.

                  (i) No "accumulated funding deficiency," within the meaning of
Section 412 of the Code, has been incurred with respect to any HUB Pension Plan.

                  (j) There are no material pending, or, to the best knowledge of HUB, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the HUB Pension Plans or the HUB Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HUB Disclosure Schedule.

                  (k) Except as disclosed in the HUB Disclosure Schedule, no HUB
Pension Plan or HUB Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law or pursuant to conversion or continuation rights set out in such Plan or an insurance policy providing benefits thereunder, or (ii) death benefits under any HUB Pension Plan.

                  (l) Except with respect to customary health, life and disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the HUB Financial Statements and established in accordance with GAAP.

                  (m) With respect to each HUB Pension Plan and HUB Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of HUB or any HUB Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  (n) Except (i) for payments and other benefits due pursuant to the employment agreements included within the HUB Disclosure Schedule, and (ii) as set forth in the HUB Disclosure Schedule, or as expressly agreed to by HUB in writing either pursuant to this Agreement or otherwise, or as required by law, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee of HUB or any HUB Subsidiary to severance pay, unemployment compensation or any similar payment, or (y) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any HUB Pension Plan or HUB Welfare Plan.

                  (o) Except for the HUB Pension Plans and the HUB Welfare Plans, and except as set forth on the HUB Disclosure Schedule, HUB has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of HUB or any HUB Subsidiary or any predecessor of any thereof. The HUB Disclosure Schedule sets forth: (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                  (p) Except as set forth in the HUB Disclosure Schedule, HUB does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The HUB Disclosure Schedule lists each such insurance policy and includes a copy of each agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of HUB `s knowledge, neither HUB nor any HUB Pension Plan or HUB Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  (q) Except as set forth in the HUB Disclosure Schedule, HUB does not maintain any retirement plan or retiree medical plan or arrangement for directors. The HUB Disclosure Schedule sets forth the complete documentation and actuarial evaluation of any such plan.

                  4.16 Contracts. Except as disclosed in the HUB Disclosure Schedule, neither HUB nor any of the HUB Subsidiaries, or to the knowledge of HUB, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which a banking subsidiary of HUB is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of HUB and the HUB Subsidiaries, taken as a whole.

                  4.17     Properties and Insurance.

                  (a) HUB and the HUB Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HUB's consolidated balance sheet as of December 31, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1998), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of HUB and the HUB Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the HUB Disclosure Schedule, HUB and the HUB Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by HUB or the HUB Subsidiaries in all material respects as presently occupied, used, possessed and controlled by HUB and the HUB Subsidiaries.

                  (b) The business operations and all insurable properties and assets of HUB and the HUB Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of HUB, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HUB adequate for the business engaged in by HUB and the HUB Subsidiaries. As of the date hereof, neither HUB nor any of the HUB Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.18. Environmental Matters. Except as disclosed in the HUB Disclosure Schedule, neither HUB nor any of the HUB Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HUB or any of the HUB Subsidiaries (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of HUB and the HUB Subsidiaries taken as a whole. Except as disclosed in the HUB Disclosure Schedule, HUB has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by HUB or any of the HUB Subsidiaries , as OREO or otherwise, or owned or controlled by HUB or any HUB Subsidiary as a trustee or fiduciary, in any manner that violates or, after the lapse of time is reasonably likely to violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of HUB and the HUB Subsidiaries, taken as a whole.

                  4.19 Reserves. As of December 31, 1998, the allowance for possible loan losses in the HUB Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the allowance for possible loan losses complies in all material respects with GAAP (consistently applied) and all applicable policies of the OCC. As of December 31, 1998, the valuation allowance for OREO properties in the HUB Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute the valuation allowance for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the OCC.

                  4.20. Year 2000 Compliance. HUB and the HUB Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by HUB and the HUB Subsidiaries to be substantially Year 2000 compliant on or before the end of 1999 and HUB does not expect the future cost of addressing such issues to be material. Neither HUB nor any HUB Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  4.21 Accounting for the Merger; Reorganization. As of the date hereof, after reviewing the terms of this Agreement, the stock repurchases by HUB and SJBDI, other pending transactions involving HUB, and the employee benefit plans of SJBDI and FAMNB with HUB's independent auditors, HUB does not have any reason to believe that the Merger will fail to qualify (i) for pooling-of-interests treatment under GAAP, or (ii) as a reorganization under
Section 368(a) of the Code. As of the date hereof, neither HUB nor any HUB Subsidiary owns any shares of SJBDI Common Stock.

                  4.22 No Approval of HUB's Shareholders Currently Required. Based upon laws and regulations applicable to HUB and currently in effect, including the rules, regulations and policies of the NYSE, as of the date of this Agreement, neither approval of this Agreement by the shareholders of HUB nor approval of the transactions contemplated hereby by the shareholders of HUB will be required.

                  4.23 Disclosure.  No representation  or warranty  contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


                      ARTICLE V - COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of SJBDI. During the period from the date of this Agreement to the Effective Time, SJBDI and FAMNB shall, and shall cause each SJBDI Subsidiary to, conduct their respective businesses only in the ordinary course and consistent with past business practice, except for transactions permitted hereunder or with the prior written consent of HUB, which consent will not be unreasonably withheld. Each of SJBDI and FAMNB also shall use its reasonable best efforts to (i) preserve its business organization and that of the SJBDI Subsidiaries intact, (ii) keep available to itself and the SJBDI Subsidiaries the present services of their respective employees, and (iii) preserve for itself and HUB the goodwill of its customers and those of the SJBDI Subsidiaries and others with whom business relationships exist.

                  5.2. Negative Covenants. From the date hereof to the Effective Time, except as otherwise approved by HUB in writing, or as set forth in the SJBDI Disclosure Schedule, or as permitted or required by this Agreement, neither SJBDI nor FAMNB will:

                  (a) change any provision of its Certificate or Articles of Incorporation or any similar governing documents;

                  (b) change any provision of its Bylaws without the consent of HUB which consent shall not be unreasonably withheld;

                  (c) change the  number of shares of its  authorized  or issued capital stock (other than upon exercise of stock options or warrants described on the SJBDI Disclosure Schedule in accordance with the terms thereof) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock other than as necessary to redeem the rights granted under its Amended Stockholders Right Agreement dated April 11, 1996; provided, however, that nothing contained herein shall be deemed to affect the ability of FAMNB to pay dividends on their capital stock to SJBDI; and provided, further, that this paragraph shall not prohibit SJBDI from taking actions contemplated by Section 5.18 of this Agreement;

                  (d) grant any severance or termination pay (other than pursuant to policies or contracts of SJBDI in effect on the date hereof and disclosed to HUB in the SJBDI Disclosure Schedule) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except in each case
         (i) as required by law or (ii) as specified in Section 5.2 of the SJBDI Disclosure Schedule;

                  (e) sell or dispose of any substantial amount of assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of SJBDI or FAMNB;

                  (f) make any capital expenditures in excess of $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair and expenditures described in business plans or budgets previously furnished to HUB, except as set forth in Section 5.2 of the SJBDI Disclosure Schedule;

                  (g) file any applications or make any contract with respect to branching or site location or relocation;

                  (h) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or make any new investments in securities other than investments in government, municipal or agency bonds having a maturity of less than five years;

                  (i) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                  (j) take any action that would result in any of its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                  (k) without first conferring with HUB, make or commit to make any new loan or other extension of credit in an amount of $100,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $100,000 or more, or increase by $100,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers except such loan initiations, renewals or increases that are committed as of the date of this Agreement and identified on the SJBDI Disclosure Schedule and residential mortgage loans made in the ordinary course of business in accordance with past practice; or

                  (l) agree to do any of the foregoing.

                  5.3. No Solicitation. So long as this Agreement remains in effect, SJBDI and FAMNB shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUB) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving SJBDI or either of FAMNB (an "Acquisition Transaction"). Notwithstanding the foregoing, SJBDI may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of SJBDI, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. SJBDI shall promptly communicate to HUB the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, each of SJBDI and HUB will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, SJBDI agrees to provide HUB, and HUB agrees to provide SJBDI, with internally prepared profit and loss statements no later than 25 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), SJBDI will deliver to HUB and HUB will deliver to SJBDI their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, SJBDI will deliver to HUB and HUB will deliver to SJBDI their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

                  5.5.  Access to Properties and Records; Confidentiality.

                  (a) SJBDI and FAMNB shall permit HUB and its representatives, and HUB shall permit, and cause each HUB Subsidiary to permit, SJBDI and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUB and its representatives, or SJBDI and its representatives as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, Bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUB and its representatives or SJBDI and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. Under circumstances in which the restrictions of the preceding sentence apply, the parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements. Notwithstanding the foregoing, SJBDI acknowledges that HUB may be involved in discussions concerning other potential acquisitions and HUB shall not be obligated to disclose such information to SJBDI except as such information is disclosed to HUB's shareholders generally.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its reasonable best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  (c) Without limiting the foregoing, HUB, directly or through agents, for the 15 calendar day period (the "Due Diligence Period") immediately following the date of this Agreement, shall have the right to perform due diligence on SJBDI and FAMNB and a complete audit acquisition of SJBDI and FAMNB. Within the Due Diligence Period, HUB shall have the right to terminate this Agreement if the due diligence review by HUB causes HUB to reach a conclusion about the financial condition, business, assets or the quality of the representations and warranties of SJBDI or FAMNB, adverse from conclusions about the same matters which HUB's senior executives held at the time HUB executed this Agreement.

                  5.6.  Regulatory Matters.

                  (a) For the purposes of holding the  Shareholders  Meeting (as defined in Section 5.7 hereof), and qualifying under applicable federal and state securities laws the HUB Common Stock to be issued to SJBDI shareholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by HUB with the SEC of a Registration Statement including a combined proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by SJBDI and HUB to the SJBDI shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus" and the various documents to be filed by HUB under the 1933 Act with the SEC to register the HUB Common Stock for sale, including the Proxy Statement-Prospectus, are referred to herein as the "Registration Statement").

                  (b) HUB shall furnish SJBDI with such information concerning HUB and HUB Subsidiaries (including, without limitation, information regarding other transactions which HUB is required to disclose) as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. HUB agrees promptly to advise SJBDI if at any time prior to the Shareholders Meeting any information provided by HUB in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and promptly to provide SJBDI with the information needed to correct such inaccuracy or omission. HUB shall promptly furnish SJBDI with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to HUB and the HUB Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to SJBDI shareholders.

                  (c) SJBDI shall furnish HUB with such information concerning SJBDI as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to SJBDI, to comply with Section 5.6(a) hereof. SJBDI agrees promptly to advise HUB if at any time prior to the Shareholders Meeting, any information provided by SJBDI in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and promptly to provide HUB with the information needed to correct such inaccuracy or omission. SJBDI shall promptly furnish HUB with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to SJBDI and FAMNB to comply with Section 5.6(a) after the mailing thereof to SJBDI shareholders.

                  (d) HUB shall as promptly as practicable make such filings as are necessary in connection with the offering of the HUB Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. SJBDI shall promptly furnish HUB with such information regarding the SJBDI shareholders as HUB requires to enable it to determine what filings are required hereunder. SJBDI authorizes HUB to utilize in such filings the information concerning SJBDI and FAMNB provided to HUB in connection with, or contained in, the Proxy Statement-Prospectus. HUB shall furnish SJBDI's counsel with copies of all such filings and keep SJBDI advised of the status thereof. HUB and SJBDI shall as promptly as practicable file the Registration Statement containing the Proxy Statement-Prospectus with the SEC, and each of HUB and SJBDI shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement-Prospectus.

                  (e) HUB shall cause the HUB Common Stock issuable pursuant to the Merger to be listed on the NYSE at the Effective Time.

                  (f) The parties hereto will cooperate with each other and use their reasonable best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB, the OCC, the Department and (if required) the DEP. Without limiting the foregoing, the parties shall use reasonable business efforts to file for approval of the Merger or waiver of the need for such approval by the appropriate bank regulatory agencies within 45 days after the date hereof. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement.

                  (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                  (h) SJBDI acknowledges that HUB is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning SJBDI may be required to be included in the registration statements, if any, for the sale of securities of HUB or in SEC reports in connection with such acquisitions. SJBDI agrees to provide HUB with any non-confidential information, certificates, documents or other materials about SJBDI as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUB prior to the Effective Time. SJBDI shall use its reasonable efforts to cause its attorneys and accountants to provide HUB and any underwriters for HUB with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. HUB shall reimburse SJBDI for reasonable expenses thus incurred by SJBDI should this transaction be terminated for any reason. HUB shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding SJBDI unless SJBDI shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                  (i) Between the date of this Agreement and the Effective Time, SJBDI shall cooperate with HUB to reasonably conform SJBDI's policies and procedures regarding applicable regulatory matters to those of HUB, as HUB may reasonably identify to SJBDI from time to time.

                  5.7. Approval of Shareholders. SJBDI will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the shareholders of SJBDI (the "Shareholders Meeting") for the purpose of securing the approval of those shareholders of this Agreement, (ii) subject to the qualification set forth in Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if (x) its investment banker withdraws its fairness opinion prior to the Shareholders Meeting or (y) SJBDI's Board of Directors, after consulting with counsel, determines in the exercise of its fiduciary duties that such recommendation should not be made or should be withdrawn, recommend to the shareholders of SJBDI the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with HUB with respect to each of the foregoing matters.

                  5.8.  Further Assurances.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  (b) HUB agrees that from the date hereof to the Effective Time, except as otherwise approved by SJBDI in writing or as permitted or required by this Agreement, HUB will use reasonable business efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships, and HUB will not, nor will it permit any HUB Subsidiary to, take any action: (i) that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at, or prior to, the Effective Time, or (ii) that would cause any of its conditions to Closing not to be satisfied, or (iii) that would constitute a breach or default of its obligations under this Agreement, or (iv) to declare, set aside, make or pay any extraordinary cash dividend in excess of $.05 per share of HUB Common Stock, or
(v) to enter into any agreement after the date hereof with respect to one or more acquisitions that, individually or in the aggregate, can reasonably be expected to materially adversely affect the ability of HUB to consummate the Merger prior to the Cutoff Date (as such term is hereinafter defined), or (vi) to agree to do any of the foregoing.

                  (c) HUB, the Bank, SJBDI and FAMNB will use reasonable efforts to cause the Merger to occur on or before November 30, 1999.

                  5.9. Public Announcements. HUB and SJBDI shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and HUB and SJBDI agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation upon the advice of counsel.

                  5.10. Failure to Fulfill Conditions.  In the event that HUB or
SJBDI determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to April 30, 2000 (the "Cutoff Date") and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUB may enter into with other parties, SJBDI and HUB will promptly inform the other of any facts applicable to SJBDI or HUB, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

                  5.11.    Employee Matters.

                  (a) Following consummation of the Merger, HUB agrees with SJBDI to honor the existing written employment and severance contracts with officers and employees of SJBDI and FAMNB that are included in the SJBDI Disclosure Schedule, including without limitation the deferred compensation agreements with Clarence D. McCormick, Sr., the Chairman of SJBDI ("McCormick, Sr.") and Clarence D. McCormick, Jr., the President of SJBDI ("McCormick, Jr.").

                  (b) Following consummation of the Merger, HUB will decide whether to continue FAMNB and/or SJBDI's pension and welfare plans for the benefit of employees of FAMNB and SJBDI, or to have such employees become covered under a HUB Pension and Welfare Plan. If HUB decides to cover FAMNB and SJBDI employees under a HUB Pension and Welfare Plan, such employees will receive credit for prior years of service with FAMNB and/or SJBDI for purposes of determining eligibility to participate, and vesting, if applicable. No prior existing condition limitation shall be imposed with respect to any medical coverage plan as a result of the Merger.

                  (c) Any person who was serving as an employee of either SJBDI or FAMNB immediately prior to the Effective Time (other than those employees covered by either a written employment agreement or the arrangements set forth in Section 5.11 of the SJBDI Disclosure Schedule) whose employment is discontinued by HUB or the Bank or any of the HUB Subsidiaries within six months after the Effective Time (unless termination of such employment is for Cause (as defined below)) shall be entitled to a severance payment from the Bank equal in amount to one week's base pay for each full year such employee was employed by SJBDI or FAMNB or any successor or predecessor thereto or other SJBDI Subsidiary, subject to a minimum of two weeks' severance and a maximum of 26 weeks' severance, together with any accrued but unused vacation leave with respect to the calendar year in which termination occurs. For purposes of this
Section 5.11, "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses). Following the expiration of the foregoing severance policy, any years of service recognized for purposes of this Section 5.11(c) will be taken into account under the terms of any applicable severance policy of HUB.

                  (d) Employees of SJBDI and FAMNB who become employees of HUB or any HUB Subsidiary shall become entitled to participate in HUB's defined benefit pension plan in accordance with its terms. In this regard, each such employee shall (i) receive, for purposes of participation and vesting only, credit for all service with SJBDI or FAMNB and (ii) enter the HUB defined benefit pension plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

                  (e) Employees of SJBDI and FAMNB who become employees of HUB or any HUB Subsidiary shall become entitled to participate in the applicable HUB retirement savings plan ("401(k) Plan") in accordance with its terms. In this regard, each such employee shall (i) receive, for purposes of participation and vesting only, credit for all service with SJBDI or FAMNB, and (ii) enter the applicable 401(k) Plan on the entry date concurrent with or next following the employee's satisfaction of such plan's minimum participation requirements.

                  (f) SJBDI and FAMNB may continue to administer such bonus programs and arrangements as are disclosed pursuant to this Agreement through the Effective Time, provided that bonuses shall be paid only to the extent they have been previously accrued and their payment will not cause SJBDI's earnings to fall below budgeted amounts.

                  (g) During the Due Diligence Period, HUB and SJBDI shall agree upon those employees of SJBDI or FAMNB who shall be eligible to receive a "retention" bonus in an amount that HUB and SJBDI shall agree upon. Each retention bonus shall be payable in the event that the employee (i) remains an employee of SJBDI or FAMNB, as applicable, until the earlier of the fifteenth day following successful substantial completion of the conversion of FAMNB's computer systems to those of the Bank or June 30, 2000 and (ii) satisfactorily fulfills the duties and responsibilities of the position of the employee through such time; provided that HUB at its option may select an earlier time for payment of any retention bonus; and provided, further, that retention bonuses, in the aggregate, shall not exceed $250,000.

                  (h) HUB shall pay the cost of out-placement services for employees who are terminated without Cause in connection with the Merger within six (6) months after the Effective Time. HUB shall not be obligated to pay any out-placement fees in connection with the foregoing or more than $50,000 in the aggregate for such services.

                  (j) Prior to the Closing and effective as of the Effective Time, HUB and SJBDI shall enter into non-compete agreements (the "Non-Compete Agreements") with McCormick, Sr. and McCormick, Jr. having the terms set forth in Section 5.11(j) of the HUB Disclosure Schedule, and other terms reasonably satisfactory to HUB, and shall enter into such other agreements or arrangements with HUB as are described in Section 5.11(j) of the HUB Disclosure Schedule.

                  (k) HUB at the Closing will offer each director of SJBDI a position on a HUB regional advisory board.

                  5.12. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections 6.2(a) and 6.3(a), no supplement or amendment to the parties' respective Disclosure Schedules which corrects any representation or warranty which was untrue when made shall eliminate the other party's right (if any) to terminate this Agreement based on the original untruth of the representation or warranty; provided, that the other party shall be deemed to have waived such right if it does not exercise such right within 15 days after receiving the correcting supplement or amendment.

                  5.13.  Transaction Expenses of SJBDI.

                  (a) For planning purposes, SJBDI shall, within 30 days from the date hereof, provide HUB with its estimated budget of transaction-related expenses reasonably anticipated to be payable by SJBDI in connection with this transaction based on facts and circumstances then currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. SJBDI shall promptly notify HUB if or when it determines that it will expect to exceed its budget.

                  (b) Promptly after the execution of this Agreement, SJBDI shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. SJBDI shall accrue and/or pay all of such amounts as soon as possible.

                  (c) SJBDI shall cause its professionals to render monthly invoices within 15 days after the end of each month. SJBDI shall advise HUB monthly of all out-of-pocket expenses which SJBDI has incurred in connection with this transaction.

                  (d) HUB, in reasonable consultation with SJBDI, shall make all
arrangements   with   respect  to  the   printing   and  mailing  of  the  Proxy
Statement-Prospectus.

                  5.14       Indemnification.

                  (a) For a period of six years after the Effective Time, HUB shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of SJBDI or FAMNB or serves or has served at the request of SJBDI or FAMNB in any capacity with any other person
(collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of SJBDI or FAMNB or serves or has served at the request of SJBDI or FAMNB in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against SJBDI or FAMNB or any of their respective affiliates, or by any former or present shareholder of SJBDI (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement/Prospectus, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of SJBDI or FAMNB or of any committee of SJBDI's or FAMNB's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of HUB set forth in this Section 5.14, in each case to the fullest extent which SJBDI or FAMNB would have been permitted under any applicable law and their respective Certificates of Incorporation or Bylaws had the Merger not occurred (and HUB shall also advance expenses as incurred to the fullest extent so permitted). Notwithstanding the foregoing, but subject to subsection (b) below, HUB shall not provide any indemnification or advance any expenses with respect to any Claim which relates to a personal benefit improperly paid or provided, or alleged to have been improperly paid or provided, to the Indemnitee, but HUB shall reimburse the Indemnitee for costs incurred by the Indemnitee with respect to such Claim when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the Indemnitee was not improperly paid or provided with the personal benefit alleged in the Claim.

                  (b) From and after the Effective Time, HUB shall assume and honor any obligation of SJBDI or FAMNB immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or Bylaws of SJBDI or FAMNB, or arising out of any written indemnification agreements between SJBDI and/or FAMNB and such persons disclosed in the SJBDI Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between HUB and such Indemnitees.

                  (c) In the event HUB or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUB assume the obligations set forth in this Section 5.14.

                  (d) HUB shall cause SJBDI's and FAMNB's officers and directors to be covered under HUB's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative, to be covered under an extension of SJBDI's and FAMNB's existing officers' and directors' liability insurance policy. However, HUB shall only be required to insure such persons upon terms and for coverages substantially similar to SJBDI's and FAMNB's existing officers' and directors' liability insurance.

                  (e) Any Indemnitee wishing to claim indemnification under this
Section 5.14 shall promptly notify HUB upon learning of any Claim, but the failure to so notify shall not relieve HUB of any liability it may have to such Indemnitee if such failure does not materially prejudice HUB. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) HUB shall have the right to assume the defense thereof and HUB shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUB elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUB and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUB shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that HUB shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUB shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, HUB shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15 Bank Policies and Bank Merger. Notwithstanding that SJBDI believes  that it has  established  all  reserves and taken all  provisions  for possible loan losses required by GAAP and applicable laws, rules and regulations, SJBDI recognizes that HUB may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, SJBDI and HUB shall consult and cooperate with each other with respect to (i) conforming to the extent appropriate, based upon such consultation, SJBDI's loan, accrual and reserve policies and SJBDI's other policies and procedures regarding applicable regulatory matters, including without limitation Federal Reserve, the Bank Secrecy Act and FDIC matters, to those policies of HUB as HUB may reasonably identify to SJBDI from time to time, (ii) new extensions of credit or material revisions to existing terms of credits by FAMNB, in each case where the aggregate exposure exceeds $100,000, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of SJBDI and FAMNB to the extent appropriate; provided that any required change in SJBDI's practices in connection with the matters described in clause (i) or (iii) above need not be effected (A) more than five days prior to the Effective Time and (B) unless and until HUB agrees in writing that all conditions precedent to the Closing have occurred and HUB has provided the Closing Notice. No accrual or reserve made by SJBDI or any SJBDI Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.1(d) or Section 7.1(g) hereof.

                  5.16 Pooling and Tax-Free Reorganization Treatment. Before the Effective Time, neither HUB nor SJBDI shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, HUB shall not take and shall cause the Surviving Corporation not to take any action within their control that would disqualify the Merger as such a "reorganization" under the Code.

                  5.17 Comfort Letters. HUB shall cause Arthur Andersen, its independent public accountants, to deliver to SJBDI, and SJBDI shall cause Athey & Co., its independent public accountants, to deliver to HUB and to its officers and directors who sign the Registration Statement for this transaction, a short-form "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement-Prospectus for the Shareholders Meeting, in the form customarily issued by such accountants at such time in transactions of this type.

                  5.18 Regulatory Capital Issues. FAMNB is currently required by the OCC to attain a leverage capital ratio of 6% by September 30, 1999 (the "Regulatory Capital Requirement"). Promptly following the execution of this Agreement, FAMNB shall request a waiver of the Regulatory Capital Requirement from the OCC pending consummation of the Merger. If FAMNB fails to obtain such a waiver, or if the OCC imposes conditions to the granting of such a waiver, SJBDI and FAMNB shall confer with HUB regarding the appropriate method of complying with the Regulatory Capital Requirement or the conditions to the waiver, as the case may be, and SJBDI and FAMNB shall use their best efforts to comply with the Regulatory Capital Requirement or the conditions to the waiver in a manner which
(a) does not involve the issuance of additional shares of SJBDI Common Stock and
(b) would not cause the Merger to fail to qualify for pooling-of-interests accounting treatment. If, despite compliance with this Section 5.18, SJBDI or FAMNB must take actions which would cause the Merger not to qualify for pooling-of-interests accounting treatment, HUB shall have the right to terminate this Agreement upon the taking of such actions by SJBDI or FAMNB.

                  5.19 Affiliates. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, SJBDI shall deliver to HUB
(a) a letter  identifying  all persons who, to the  knowledge  of SJBDI,  may be deemed to be affiliates of SJBDI under Rule 145 of the 1933 Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of SJBDI and (b) use its reasonable best efforts to cause each person who may be deemed to be an affiliate of SJBDI to execute and deliver to HUB a letter agreement, substantially in the form of
Exhibit  5.19-1,   agreeing  to  comply  with  Rule  145  and  to  refrain  from transferring shares as required by the pooling-of-interests accounting rules. Within two weeks after the date hereof, HUB shall use its reasonable best efforts to cause its directors and executive officers to enter into letter agreements in the form of Exhibit 5.19-2 with HUB concerning the pooling-of-interests accounting rules. HUB hereby agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing, financial results covering at least 30 days of post-Merger combined operations of HUB and SJBDI as soon as practicable (but in no event later than 15 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of
Exhibit 5.19-1.


                         ARTICLE VI - CLOSING CONDITIONS

                  6.1. Conditions to Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval of Shareholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of SJBDI. The HUB Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the HUB Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The HUB Common Stock to be issued in connection with the Merger shall have been approved for listing on the NYSE.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the FDIC, the Department, the FRB, the OCC, the SEC and (if necessary) the DEP) required to consummate the transactions contemplated hereby shall have been obtained without the imposition of any non-standard or non-customary term or condition which would materially impair the value of SJBDI and FAMNB, taken as a whole, to HUB. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which HUB or SJBDI determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                  (d) Tax Opinion. HUB and SJBDI shall each have received an opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, reasonably satisfactory in form and substance to SJBDI and its counsel and to HUB, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts and representations as such counsel may reasonably deem relevant, to the effect that: (i) the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code; (ii) no gain or loss will be recognized by SJBDI; (iii) no gain or loss will be recognized by the SJBDI shareholders upon the exchange of SJBDI Common Stock solely for HUB Common Stock; (iv) the tax basis of any HUB Common Stock received in exchange for SJBDI Common Stock shall equal the basis of the recipient's SJBDI Common Stock surrendered in the exchange, reduced by the amount of cash received, if any, in the exchange, and increased by the amount of the gain recognized, if any, in the exchange (whether characterized as dividend or capital gain income); and (v) the holding period for any HUB Common Stock received in exchange for SJBDI Common Stock will include the period during which SJBDI Common Stock surrendered in the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

                  (e) Pooling of Interests. HUB shall have received a letter, dated the Closing Date, from its accountants, Arthur Andersen, reasonably satisfactory to HUB and SJBDI, to the effect that, based on a review of this Agreement and related agreements and the facts and circumstances known to it, the Merger shall be qualified to be treated by HUB as a pooling-of-interests for accounting purposes.

                  6.2. Conditions to the Obligations of HUB Under this Agreement. The obligations of HUB under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of SJBDI and FAMNB. Except for those representations which are made as of a particular date, the representations and warranties of SJBDI contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except to the extent waived pursuant to Section 5.12 hereof. SJBDI shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the SJBDI Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the SJBDI Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel. HUB shall have received an opinion of counsel to SJBDI, dated the Closing Date, in form and substance reasonably satisfactory to HUB, substantially to the effect set forth in accordance with
Exhibit 6.2(b) hereto.

                  (c) Certificates. SJBDI shall have furnished HUB with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUB may reasonably request.

                  (d) Legal Fees. SJBDI shall have furnished HUB with letters from all attorneys representing SJBDI and FAMNB in any matters confirming that all material legal fees have been paid in full for services rendered as of the Effective Time.

                  (e) Merger Related Expense. SJBDI shall have provided HUB with an accounting of all merger related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date. The merger related expenses of SJBDI, other than printing expenses (which are within the control of HUB), shall be reasonable, taking into account normal and customary billing rates, fees and expenses for similar transactions.

                  (f)  Non-Compete  Agreements.   Each  of  McCormick,  Sr.  and
McCormick, Jr. shall have executed and delivered to HUB the Non-Compete Agreements as set forth in Section 5.11.

                  6.3. Conditions to the Obligations of SJBDI Under this Agreement. The obligations of SJBDI under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of HUB. Except for those representations which are made as of a particular date, the representations and warranties of HUB contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date, except to the extent waived pursuant to Section 5.12 hereof. HUB shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUB Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUB Disclosure Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                  (b) Opinion of Counsel to HUB. SJBDI shall have received an opinion of counsel to HUB, dated the Closing Date, in form and substance reasonably satisfactory to SJBDI, substantially to the effect set forth in accordance with Exhibit 6.3(b) hereto.

                  (c)  Fairness  Opinion.  SJBDI shall have  received an opinion from First Capital Group, LLC, dated no more than three days prior to the date the Proxy Statement-Prospectus is mailed to SJBDI's shareholders (and if it shall become necessary to resolicit proxies thereafter, dated no more than three days prior to the date of any substantive amendment to the Proxy Statement-Prospectus), to the effect that, in its opinion, the consideration to be paid to shareholders of SJBDI hereunder is fair to such shareholders from a financial point of view ("Fairness Opinion").

                  (d) Certificates. HUB shall have furnished SJBDI with such certificates of its officers and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as SJBDI may reasonably request.


                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of SJBDI:

                  (a)      by mutual written consent of the parties hereto;

                  (b) by HUB or SJBDI (i) if the Effective Time shall not have occurred on or prior to the Cutoff Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the shareholders of SJBDI is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose (provided that the terminating party shall not be in material breach of any of its obligations under Section 5.7 hereof), or (iii) if a vote of the shareholders of HUB is required by NYSE rules, such vote is taken and such shareholders fail to approve this Agreement at the meeting (or any adjournment or postponement thereof) held for such purpose (provided that the terminating party shall not be in material breach of any of its obligations under Section 5.7 hereof);

                  (c) by HUB or SJBDI upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUB upon written notice to SJBDI if any such application is approved with conditions (other than conditions which are customary or standard in such regulatory approvals) which would materially impair the value of SJBDI and FAMNB, taken as a whole, to HUB;

                  (d) by HUB if (i) there shall have occurred a SJBDI Material Adverse Change from that disclosed by SJBDI in SJBDI's Annual Report on Form 10-K for the year ended December 31, 1998, which change shall have resulted in a material adverse effect on SJBDI (it being understood that those matters disclosed in the SJBDI Disclosure Schedule shall not be deemed to constitute such a material adverse effect); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of SJBDI hereunder and such breach shall not have been remedied within 30 days after receipt by SJBDI of notice in writing from HUB to SJBDI specifying the nature of such breach and requesting that it be remedied;

                  (e) by SJBDI, if (i) there shall have occurred a HUB Material Adverse Change from that disclosed by HUB in HUB's Annual Report on Form 10-K for the year ended December 31, 1998, which change shall have resulted in a material adverse effect on HUB (it being understood that those matters disclosed in the HUB Disclosure Schedule shall not be deemed to constitute such a material adverse effect); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HUB hereunder and such breach shall not have been remedied within 30 days after receipt by HUB of notice in writing from SJBDI specifying the nature of such breach and requesting that it be remedied;

                  (f) by SJBDI, if SJBDI's Board of Directors shall have approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws;

                  (g) by HUB if the conditions set forth in Sections 6.1 and 6.2 are not satisfied and are not capable of being satisfied by the Cutoff Date;

                  (h) by SJBDI if the  conditions  set forth in Sections 6.1 and
6.3 are not satisfied and are not capable of being satisfied by the Cutoff Date; or

                  (i) by HUB within the Due Diligence Period if HUB, if the due diligence review by HUB causes HUB to reach a conclusion about the financial condition, business, assets or the quality of the representations and warranties of SJBDI or FAMNB, adverse from conclusions about the same matters which HUB's senior executives held at the time HUB executed this Agreement; or

                  (j) by SJBDI, if (either before or after the approval of this Agreement by the stockholders of SJBDI) its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the three business day period commencing with (and including) the Determination Date, if both of the following conditions are satisfied:

                           (x) the Median  Pre-Closing Price of HUB Common Stock
on the Determination Date (the "Determination Price"), is less than the HUB Floor Price. The "HUB Floor Price" is 70% of the HUB Average Starting Date Price. The "HUB Average Starting Date Price" is the average of the high and low sale prices of HUB Common Stock on the trading day immediately preceding the date hereof (the "Starting Date"), as the same shall be adjusted to reflect any Capital Change; and

                           (y)  (A)  the  quotient   obtained  by  dividing  the
Determination Price by the HUB Average Starting Date Price (the "HUB Ratio") is less than (B) the quotient obtained by dividing the number calculated using the index of financial institutions set forth on Exhibit A hereto (the "Index Price") as of the close of business on the Determination Date by the Index Price as of the close of business on the Starting Date and subtracting 0.20 from the quotient in this clause (y)(B) (such number being referred to herein as the "Index Ratio").

                  Notwithstanding the foregoing, if SJBDI elects to exercise its termination right pursuant to this subsection (j), it shall give prompt written notice to HUB (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned three business day period)). During the two business day period commencing with its receipt of such notice, HUB shall have the option of increasing the consideration to be received by the holders of SJBDI Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to four decimals) equal to a quotient, the numerator of which is the HUB Floor Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Determination Price, and
(ii) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the HUB Ratio. If HUB makes an election contemplated by the preceding sentence, within such two business day period, it shall give prompt written notice to SJBDI of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (j) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (j).

                  (k) by HUB during the Due Diligence Period if the due diligence review by HUB causes HUB to reach a conclusion about the financial condition, business, assets or the quality of the representations and warranties of SJBDI or FAMNB, adverse from conclusions about the same matters which HUB's senior executives held at the time HUB executed this Agreement.

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either HUB or SJBDI pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the penultimate sentence of Section 5.6(h), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or shareholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the shareholders of SJBDI but, after any such adoption, no amendment shall be made which reduces the amount or changes the form of the consideration to be delivered to the shareholders of SJBDI without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.


                          ARTICLE VIII - MISCELLANEOUS

                  8.1.  Expenses.

                  (a) Except as otherwise expressly stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, SJBDI may bear the expenses of FAMNB.

                  (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

                  8.2. Survival. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this Section 8.2 and Sections 5.5(b), 5.8(a), 5.11 and 5.14.

                  8.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

         (a)  If to HUB, to:

                  Hudson United Bancorp.
                  1000 MacArthur Boulevard
                  Mahwah, NJ 07430
                  Attn.: Kenneth T. Neilson, Chairman, President and
                         Chief Executive Officer

                  Copy to:

                  Hudson United Bancorp.
                  1000 MacArthur Boulevard
                  Mahwah, NJ 07430
                  Attn.: D. Lynn Van Borkulo-Nuzzo, Esq.

                  And copy to:

                  Pitney, Hardin, Kipp & Szuch
                  (mail to) P.O. Box 1945
                  Morristown, NJ 07962
                  (deliver to) 200 Campus Drive
                  Florham Park, NJ 07932
                  Attn.: Ronald H. Janis, Esq.

         (b)      If to SJBDI, to:

                  Southern Jersey Bancorp of Delaware, Inc.
                  53 South Laurel Street
                  Bridgeton, NJ 08302
                  Attn: Clarence D. McCormick, Sr., Chairman and CEO

                  Copy to:

                  Block and Balestri, P.C.
                  15851 Dallas Parkway
                  Suite 1020
                  Addison, TX 75001
                  Attn: Steven R. Block, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

                  8.4. Parties in Interest; Assignability. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnitees described in Section 5.14. This Agreement and the rights and obligations of the parties hereunder may not be assigned. In the event HUB reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, then proper provision shall be made so that such resulting, continuing or surviving corporation or entity assumes the obligations of HUB in this Agreement.

                  8.5. Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

                  8.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.7. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.8. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.9. Knowledge. Whenever the phrase "to the knowledge of SJBDI" or another similar qualification is used herein, the relevant knowledge shall refer to the actual knowledge of McCormick Sr., McCormick, Jr., and the Chief Financial Officer of SJBDI. Whenever the phrase "to the knowledge of HUB" or another similar qualification is used herein, the relevant knowledge shall refer to the actual knowledge of HUB's Chief Executive Officer, Chief Financial Officer and Senior Loan Officer.

                  IN WITNESS WHEREOF, HUB, the Bank, SJBDI and FAMNB have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                               HUDSON UNITED BANCORP

     VIRGINIA A. LAZALA                   D. LYNN VAN BORKULO-NUZZO
By: ________________________          By: ___________________________
     Virginia A. Lazala                   D. Lynn Van Borkulo-Nuzzo
     Assistant Corporate Secretary        Executive Vice-President

ATTEST:                               SOUTHERN JERSEY BANCORP
                                               OF DELAWARE, INC.

     PAUL J. RITTER                       CLARENCE D. McCORMICK
By: ________________________          By: _________________________________
     Paul J. Ritter, III                  Clarence D. McCormick, Sr.
     Assistant Secretary                   Chairman and CEO

ATTEST:                               HUDSON UNITED BANK

     VIRGINIA A. LAZALA                   D. LYNN VAN BORKULO-NUZZO
By: ________________________          By: _________________________________
     Virginia A. Lazala                   D. Lynn Van Borkulo-Nuzzo
     Assistant Corporate Secretary        Executive Vice-President

ATTEST:                               FARMERS AND MERCHANT
                                         NATIONAL BANK

     PAUL J. RITTER                        CLARENCE D. McCORMICK
By: ________________________          By: _________________________________
     Paul J. Ritter, III                   Clarence D. McCormick, Sr.
     Assistant Secretary                   Chairman

                                                            Exhibit A to
                                                            Merger Agreement

                                      Index


------------------------------------------------- ------------------------------

Company Name                                      Ticker
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Carolina First                                    CAFC
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Centura Banks                                     CBC
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Commerce Bancorp                                  CBH
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Commercial Federal                                CFB
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Community First Bank                              CFBX
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Cullen/Frost                                      CFR
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
First Bancorp                                     FBP
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
First Midwest                                     FMBI
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
FirstMerit Corp.                                  FMER
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Premier Bancshs                                   PMB
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Provident Bancshs                                 PBKS
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Riggs National Corp                               RIGS
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Silicon Val Bkshrs                                SIVB
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Susquehan Bkshs                                   SUSQ
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Trust Co Bank NY                                  TRST
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
United Bancshares                                 UBSI
------------------------------------------------- ------------------------------
------------------------------------------------- ------------------------------
Whitney Hldg                                      WTNY
------------------------------------------------- ------------------------------

The "Index Price" is determined by adding the price per common share of each of the companies listed above on the appropriate date (i.e., the Starting Date or the Determination Date, as the case nay be). If any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the price per share of the common stock of such company on the Determination Date shall be appropriately adjusted.

If, at any time after the Starting Date and before the Determination Date, the common stock of any company on this Exhibit A ceases to be publicly traded or any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization, such company shall be removed from the Index Group effective as of the Starting Date (i.e., such Company shall not be considered part of the Index Group for any purposes in connection with this Merger Agreement).

EXHIBIT 5.19-1

                  FORM OF AFFILIATE LETTER FOR SJBDI AFFILIATES


                                                        _____________, 1999


Hudson United Bancorp
1000 MacArthur Boulevard
Mahwah, NJ 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed acquisition (the "Merger") of SJBDI, a Delaware corporation and registered bank holding company ("SJBDI"), by Hudson United Bancorp, a New Jersey corporation and registered bank holding company ("HUB"), pursuant to the Agreement and Plan of Merger dated as of June 28 1999 (the "Agreement") between SJBDI, and its wholly-owned subsidiary FAMNB, HUB and its bank subsidiary Hudson United Bank. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement. I currently own shares of SJBDI Common Stock. As a result of the Merger, I will receive shares of HUB Common Stock in exchange for my SJBDI Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of SJBDI, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act") by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and agree with HUB that:

                  A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any SJBDI Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any SJBDI Common Stock owned by such person or entity, without notifying HUB three business days in advance of the proposed transfer (the "Notice Period") and giving HUB a reasonable opportunity to review the transfer before it is consummated. HUB, if advised to do so by its independent public accountants in writing a copy of which is provided to me, may instruct me prior to the end of the Notice Period not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. I shall not transfer any SJBDI Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any SJBDI Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUB by means of the filing of a Form 10-Q, Form 10-K or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, in each case except for transfers by operation of law, by will or under the laws of descent and distribution. For purposes of this paragraph only, "SJBDI Common Stock" includes HUB Common Stock as converted. I understand that HUB has agreed to publish financial results covering at least 30 days of post-Merger combined operations of HUB and SJBDI as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time.

                  C. Compliance with Rule 145. I have been advised that the issuance of HUB Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of SJBDI at the time the Merger is submitted for a vote of SJBDI's shareholders, any transfer by me of HUB Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I agree not to transfer any HUB Common Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) in the opinion of HUB's counsel or counsel reasonably acceptable to HUB, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to HUB's transfer agents with respect to the HUB Common Stock received by me and any of my affiliates and that there will be placed on the certificates of the HUB Common Stock issued to me and any of my affiliates, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF MARCH 31, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND HUDSON UNITED BANCORP, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUDSON UNITED BANCORP"

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUB Common Stock to the extent I felt necessary with my counsel or counsel for SJBDI.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of SJBDI as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                         Very truly yours,



                                         -----------------------------
                                         Name:

Accepted this _____
day of _______, 1999 by

HUDSON UNITED BANCORP


By: ______________________________
    Name:
    Title:

                                 EXHIBIT 5.19-2

                   FORM OF AFFILIATE LETTER FOR HUB AFFILIATES



                                                      _______________, 1999


Hudson United Bancorp
1000 MacArthur Boulevard
Mahwah, NJ 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of SJBDI, a Delaware corporation and registered bank holding company, ("SJBDI") with and into Hudson United Bancorp, a New Jersey corporation and registered bank holding company ("HUB"), pursuant to the Agreement and Plan of Merger dated as of June 28,1999 (the "Agreement") between SJBDI, its subsidiaries, HUB and its bank subsidiary.
I currently own shares of HUB's common stock, no par value ("HUB Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of HUB, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "SEC") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos.
65 and 76 ("ASR 135").

                  I represent and covenant with HUB and SJBDI that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any HUB Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any HUB Common Stock owned by such person or entity, without notifying HUB three business days in advance of the proposed transfer (the "Notice Period") and giving HUB a reasonable opportunity to object to the transfer before it is consummated. HUB, upon advice of its independent public accountants, may instruct me prior to the end of the Notice Period not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUB by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any HUB Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any HUB Common Stock owned by such person or entity, in each case except for transfers by operation of law, by will or under the laws of descent and distribution. I understand that HUB has agreed to publish financial results covering at least 30 days of post-Merger combined operations of HUB and SJBDI as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUB Common Stock to the extent I felt necessary with my counsel or counsel for HUB.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of HUB as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                     Very truly yours,



                                     -------------------------------------
                                     Name:
                                     Title:


Accepted this ____ day of
________________, 1999 by

     HUDSON UNITED BANCORP



By: ________________________________
    Name:
    Title:

                                   EXHIBIT 6.2


                       FORM OF OPINION OF COUNSEL TO SJBDI
                  TO BE DELIVERED TO HUB ON THE EFFECTIVE TIME


                  (a) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of SJBDI and FAMNB, and the Agreement constitutes a valid and legally binding obligation of SJBDI and FAMNB enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of national banks or their holding companies, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) implied covenants of good faith, fair dealing and commercially reasonable conduct and by applicable public policies and laws, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by SJBDI and FAMNB with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of SJBDI or the charter or bylaws of FAMNB, or (B) based on certificates of officers of SJBDI and FAMNB and without independent verification, to the actual knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which SJBDI or FAMNB is a party and which was referenced in the SJBDI Disclosure Schedule; or (ii) to the actual knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of SJBDI or FAMNB, except such material lien, instrument or obligation that has been disclosed to HUB pursuant to the Agreement, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any corporation or banking law applicable to SJBDI or FAMNB.

                  (c) SJBDI is a corporation validly existing under the laws of Delaware, FAMNB is a validly existing bank under the laws of and each of SJBDI and FAMNB has the corporate power and authority to own or lease all of its properties and assets and to conduct the business in which it is currently engaged as described on pages __ and __ under the caption "_____________________" in the Proxy Statement-Prospectus. The deposits of FAMNB are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

                  (d) Each SJBDI Subsidiary listed as such in the SJBDI Disclosure Schedule is validly existing under the laws of the jurisdiction of its incorporation.

                  (e) There is, to the actual knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which SJBDI or FAMNB is a party which would, if determined adversely to SJBDI or FAMNB, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of SJBDI and FAMNB taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement, except any proceeding or investigation disclosed to HUB.

                  (f) All actions of the directors and shareholders of SJBDI and FAMNB required by federal banking laws and regulations, Delaware law or New Jersey law or by the Certificate of Incorporation or Bylaws of SJBDI or FAMNB, to be taken by SJBDI or FAMNB to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (g) No consent, approval, authorization, or order of any federal or state court or federal or state banking or securities agency or body, or to such counsel's actual knowledge based on certificates of officers of SJBDI and FAMNB and without independent verification, of any third party under any note, bond, mortgage, indenture, license, agreement or other instrument referred to in the SJBDI Disclosure Schedule, is required for the consummation by SJBDI or FAMNB of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a material adverse effect upon HUB upon consummation of the Merger.

         In addition to the foregoing opinions, counsel shall state that on the sole basis of such counsel's participation in conferences with officers and employees of SJBDI in connection with the preparation of the Prospectus-Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus-Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by HUB for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders to approve the Merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus-Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to SJBDI or FAMNB or the transactions contemplated in the Agreement and that it is relying as to materiality as to factual matters on certificates of officers and representatives of the parties to the Agreement and other factual representations by SJBDI and FAMNB.

                  Such counsel's opinion shall be limited to matters governed by the corporate laws of the State of Delaware and the federal securities and banking laws and regulations of the United States of America.

                                   EXHIBIT 6.3


                        FORM OF OPINION OF COUNSEL TO HUB
                 TO BE DELIVERED TO SJBDI ON THE EFFECTIVE TIME



                  (a) HUB is a corporation validly existing under the laws of the State of New Jersey, the Bank is a validly existing New Jersey state-chartered commercial banking corporation under the laws of the State of New Jersey and each of HUB and the Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as described in the Proxy Statement-Prospectus on pages __ and __ under the caption "_________________________." HUB is registered as a bank holding company under the BHCA.

                  (b) The authorized capital stock of HUB consists of ____________ shares of common stock, no par value per share ("HUB Common Stock") and _____________ shares of preferred stock (the "Authorized Preferred Stock). The HUB Common Stock to be issued in connection with the Merger in accordance with Article II of the Agreement, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by HUB.

                  (c) The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of HUB and the Bank, and the Agreement constitutes a valid and legally binding obligation of HUB and the Bank enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of New Jersey chartered banks or their holding companies, (ii) general equitable principles, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) implied covenants of good faith, fair dealing and commercially reasonable conduct and by applicable public policies and laws, and except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by HUB and the Bank with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of HUB or the Bank or (B) based on certificates of officers of HUB and the Bank and without independent verification, to the actual knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which HUB or the Bank is a party and which was referenced in the HUB Disclosure Schedule; or (ii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any corporation or banking law applicable to HUB or the Bank.

                  (e) All actions of the directors and shareholders of HUB and the Bank required by federal banking laws and regulations and New Jersey law or by the Certificate of Incorporation or Bylaws of HUB and the Bank, to be taken by HUB and the Bank to authorize the execution, delivery and performance of the Agreement and consummation of the Merger have been taken.

                  (f) Assuming that there has been due authorization of the Merger by all necessary corporate and governmental proceedings on the part of SJBDI and that SJBDI has taken all action required to be taken by it prior to the Effective Time, upon the appropriate filing of the Certificate of Merger in respect of the Merger with the Department of Treasury of the State of New Jersey and the Delaware Secretary of State in accordance with Section 1.6 of the Agreement, the Merger will become effective at the Effective Time, as such term is defined in Section 1.6, and upon effectiveness of the Merger each share of SJBDI Common Stock will be converted as provided in Article II of the Agreement.

                  (g) No approvals, authorizations, consents or other actions or filings under federal banking law or New Jersey law ("Approvals") are required to be obtained by HUB or the Bank in order to permit the execution and delivery of the Agreement by HUB or the Bank and the performance by HUB or the Bank of the transactions contemplated thereby other than those Approvals which have been obtained or those Approvals or consents required to be obtained by SJBDI.

                  (h) The Registration Statement has been declared effective by the Securities and Exchange Commission ("SEC") under the 1933 Act and we are not aware that any stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                  (i) There is, to the actual knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which HUB or the Bank is a party which would, if determined adversely to HUB or the Bank, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of HUB and the Bank taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement, except any proceeding or investigation disclosed to SJBDI.

                  In addition to the  foregoing  opinions,  counsel  shall state that on the sole basis of such counsel's participation in conferences with officers and employees of HUB in connection with the preparation of the
Prospectus-Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus-Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, notes to financial statements, financial schedules and other financial or statistical data and stock valuation information contained or incorporated by reference therein and except for any information supplied by SJBDI for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders to approve the Merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in connection with the foregoing that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus-Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to HUB or the Bank or the transactions contemplated in the Agreement and that it is relying as to
materiality   as  to  factual   matters  on   certificates   of   officers   and
representatives of the parties to the Agreement and other factual representations by HUB and the Bank.

                  Such counsel's opinion shall be limited to matters governed by the corporate and banking laws of the State of New Jersey and the federal securities and banking laws and regulations of the United States of America.